Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Donald B. Schroeder, Cynthia J. Devine, and Jill E. Aebker, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ DONALD B. SCHROEDER	Director, President and Chief Executive Officer
Donald B. Schroeder	(Principal Executive Officer)

/s/ CYNTHIA J. DEVINE	Chief Financial Officer
Cynthia J. Devine	(Principal Financial and Accounting Officer)

/s/ PAUL D. HOUSE	Director and Executive Chairman of the Board
Paul D. House

/s/ M. SHAN ATKINS	Director
M. Shan Atkins

/s/ MICHAEL J. ENDRES	Director
Michael J. Endres

/s/ MOYA M. GREENE	Director
Moya M. Greene

/s/ FRANK IACOBUCCI	Lead Director
Frank Iacobucci

/s/ JOHN A. LEDERER	Director
John A. Lederer

/s/ DAVID H. LEES	Director
David H. Lees

/s/ CRAIG S. MILLER	Director
Craig S. Miller

/s/ RONALD W. OSBORNE	Director
Ronald W. Osborne

/s/ WAYNE C. SALES	Director
Wayne C. Sales

/s/ CATHERINE L. WILLIAMS	Director
Catherine L. Williams

February 8, 2010